As filed with the Securities and Exchange Commission on July 6, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NBTY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2228617 (IRS Employer Identification No.)

2100 Smithtown Avenue

Ronkonkoma, NY  11779
(Address of principal executive offices) (Zip Code)

NBTY, Inc. 2009 Equity Awards Plan

NBTY, Inc. Year 2008 Stock Option Plan

 (Full title of the plans)

Irene B. Fisher, Esq.
General Counsel
NBTY, Inc.
2100 Smithtown Avenue
Ronkonkoma, NY  11779
(631) 567-9500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.008 per share, to be issued under the NBTY, Inc. 2009 Equity Awards Plan	2,500,000 shares	$26.74	(2)	$66,850,000	$3,730.23
Common Stock, par value $0.008 per share, to be issued under the NBTY, Inc. Year 2008 Stock Option Plan	1,372,393 shares	$26.74	(2)	$36,697,788.82	$2,047.74

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the NBTY, Inc. 2009 Equity Awards Plan and the NBTY, Inc. Year 2008 Stock Option Plan pursuant to stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 26, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

NBTY, Inc. (the “Company”) hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

(b)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since September 30, 2008.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Irene B. Fisher, Esq., General Counsel of the Registrant, is rendering an opinion upon the validity of the securities being registered hereby.  Ms. Fisher holds options to purchase Common Stock and is eligible to participate in one or more of the Company’s employee plans, including the NBTY, Inc. 2009 Equity Awards Plan and the NBTY, Inc. Year 2008 Stock Option Plan.

Item 6.  Indemnification of Directors and Officers.

Under the Delaware General Corporation Law, (the “DGCL”), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith and in a manner which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against expenses, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom.  Delaware law also provides that expenses (including attorneys’ fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.

In the case of stockholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith and in a manner which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

The indemnification and advancement of the expenses described above under the DGCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of stockholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification.

Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the DGCL, any indemnification under the DGCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or (B) by the stockholders.

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the DGCL. The Company, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Exhibits accompanying this registration statement are listed below and also on the accompanying Exhibit Index.

EXHIBIT NUMBER	DESCRIPTION

4.1

Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed December 22, 2005)

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed December 11, 2006)

4.3

NBTY, Inc. 2009 Equity Awards Plan (incorporated by reference to Appendix 1 of the Company’s Proxy Statement pursuant to Schedule 14A of the Securities Exchange Act of 1934 dated January 14, 2009 relating to the Company’s 2009 Annual Meeting of Stockholders)

4.4

NBTY, Inc. Year 2008 Stock Option Plan (incorporated by reference to Annex A of the Company’s Proxy Supplement pursuant to Schedule 14A of the Securities Exchange Act of 1934 dated February 6, 2008 relating to the Company’s 2008 Annual Meeting of Stockholders)

*5.1	Opinion of Irene B. Fisher, Esq.

*23.1	Consent of Irene B. Fisher, Esq. (included in her opinion filed as Exhibit 5.1)

*23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (contained in the signature page to this registration statement)

*  Filed herewith.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ronkonkoma, State of New York, on this July 6, 2009.

NBTY, INC.

By:	/s/ Harvey Kamil
Name: Harvey Kamil
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Irene B. Fisher as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this July 6, 2009.

Signatures	Capacity

/s/ Scott Rudolph
Scott Rudolph	Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Harvey Kamil	President and Chief Financial Officer (Principal
Harvey Kamil	Financial and Accounting Officer)

/s/ Arthur Rudolph	Director
Arthur Rudolph

/s/ Aram G. Garabedian	Director
Aram G. Garabedian

/s/ Glenn Cohen	Director
Glenn Cohen

/s/ Michael Ashner	Director
Michael L. Ashner

/s/ Peter White	Director
Peter White

/s/ Neil Koenig	Director
Neil Koenig

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER	DESCRIPTION

4.1

Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed December 22, 2005)

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed December 11, 2006)

4.3

NBTY, Inc. 2009 Equity Awards Plan (incorporated by reference to Appendix 1 of the Company’s Proxy Statement pursuant to Schedule 14A of the Securities Exchange Act of 1934 dated January 14, 2009 relating to the Company’s 2009 Annual Meeting of Stockholders)

4.4

NBTY, Inc. Year 2008 Stock Option Plan (incorporated by reference to Annex A of the Company’s Proxy Supplement pursuant to Schedule 14A of the Securities Exchange Act of 1934 dated February 6, 2008 relating to the Company’s 2008 Annual Meeting of Stockholders)

*5.1	Opinion of Irene B. Fisher, Esq.

*23.1	Consent of Irene B. Fisher, Esq. (included in the opinion filed as Exhibit 5.1)

*23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (contained in the signature page to this registration statement)

*  Filed herewith.